Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John T. Perry, Chief Executive Officer of Nord Resources Corporation, and Wayne M. Morrison, Chief Financial Officer of Nord Resources Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Annual Report on Form 10-K/A of Nord Resources Corporation for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the amended Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Nord Resources Corporation.

Date: September 16, 2009

By:	/s/ John T. Perry
John T. Perry
President and Chief Executive Officer

By:	/s/ Wayne M. Morrison
Wayne M. Morrison
Vice President, Chief Financial Officer,
Secretary & Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.